UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): October 13, 2026

BRAEMAR HOTELS & RESORTS INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35972	46-2488594
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway
Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BHR	New York Stock Exchange
Preferred Stock, Series B	BHR-PB	New York Stock Exchange
Preferred Stock, Series D	BHR-PD	New York Stock Exchange

ITEM 7.01     REGULATION FD DISCLOSURE
On October 13, 2026, Braemar Hotels & Resorts Inc. (the "Company") released unaudited interim financial results for its continuing portfolio of properties. The financial information presented herein for the trailing twelve month period ended August 31, 2026 is preliminary, unaudited, and subject to completion. This information reflects Braemar Hotels & Resorts Inc.'s current estimates based on information available as of the date of this release and has not been reviewed or audited by, and has not been subject to any procedures performed by, the Company's independent registered public accounting firm. Accordingly, this preliminary financial information is subject to revision as the Company completes its quarterly financial closing and review procedures, including the completion of its independent auditors' review of such results.
There can be no assurance that the Company's final results for this period will not differ, potentially materially, from these preliminary estimates. Factors that could cause final results to differ from this preliminary information include the completion of normal quarter-end accounting procedures, the identification of adjustments during the completion of such procedures, and the completion of the review of these results by the Company's independent registered public accounting firm. The Company undertakes no obligation to update or revise this preliminary financial information, except as required by law.
The information presented is incorporated herein by reference. The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Portfolio Key Financials
TTM Ended August 31, 20261

Property	RevPAR[2]	Revenue	Hotel EBITDA	Hotel EBITDA Margin
Ritz-Carlton Reserve Dorado Beach	$1,747	$101.5	$28.1	27.7%
The Ritz-Carlton, St. Thomas	700	74.4	18.4	24.7%
Capital Hilton	200	62.7	15.2	24.2%
The Notary Hotel, Autograph Collection	166	40.6	13.7	33.8%
Sofitel Chicago Magnificent Mile	196	39.6	10.9	27.6%
The Ritz-Carlton, Lake Tahoe	453	55.0	8.0	14.6%
Cameo Beverly Hills, LXR Hotels & Resorts[3]	177	11.4	(3.9)	(34.4)%
Total / Weighted Average	$334	$385.2	$90.4	23.5%
(1)Amounts are in millions except for RevPAR and Hotel EBITDA Margin
(2)RevPAR includes revenue from residences participating in the hotel rental program
(3)Hotel underwent a significant renovation in 2025 to join LXR Hotels & Resorts as of January 2026
Non-GAAP Measures
This Current Report on Form 8-K contains non-GAAP financial measures, including Hotel EBITDA and Hotel EBITDA Margin. Hotel EBITDA is property-level net income (loss) before interest expense and amortization of loan costs, depreciation and amortization, income taxes and non-hotel EBITDA ownership expense, less EBITDA attributable to noncontrolling interests in consolidated entities. Hotel EBITDA Margin is Hotel EBITDA divided by total hotel revenue. Management believes these measures are useful to investors because they exclude items that do not reflect the ongoing operating performance of the Company's hotels. Presenting results on this basis allows period-to-period comparisons of hotel-level operating performance, facilitates comparison with other lodging REITs that report similar measures, and reflects how management evaluates the portfolio, allocates capital and measures the performance of the Company's hotel managers. These measures are also used in the Company's internal budgeting and forecasting.
These measures should not be considered in isolation or as substitutes for net income (loss), operating income, cash flow from operating activities, or any other measure prepared in accordance with GAAP, and they are not indicative of funds available to meet the Company's cash needs, including the ability to fund distributions. Because these measures are not standardized, the Company's presentation may not be comparable to similarly titled measures reported by other companies.
A reconciliation of hotel net income (loss) to Hotel EBITDA by hotel for the trailing twelve months ended June 30, 2026 was included in the Company's earnings release for the second quarter of 2026, which was furnished as Exhibit 99.1 to the

Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 5, 2026. The Company has not provided a reconciliation of Hotel EBITDA for the trailing twelve months ended August 31, 2026 to hotel net income (loss), the most directly comparable GAAP measure, and cannot do so without unreasonable effort as the Company has not completed its quarterly closing procedures for the three months ended September 30, 2026, which include the months of July and August 2026. Items not yet finalized include but are not limited to impairment charges on real estate, gains and losses on insurance settlements, transaction and conversion costs, and other reconciling items. The Company expects to report hotel net income (loss) and a reconciliation to Hotel EBITDA for periods including July and August 2026 in connection with its third quarter 2026 results.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAEMAR HOTELS & RESORTS INC.

Dated: October 13, 2026	By:	/s/ Justin R. Coe
Justin R. Coe
Chief Accounting Officer and Principal Financial Officer